UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2015, Solar Power, Inc. (the “Company”) appointed Mr. Roger Dejun Ye as Chief Executive Officer, with immediate effect. The Company’s director and former Chief Executive Officer, Mr. Min Xiahou, assumed the role of its Deputy Chairman.

Mr. Ye, 42, currently serves as a partner in four solar funds focusing on investing in and acquiring domestic and international solar projects. He was also the chief executive officer of Yangtze Investment Co., Ltd., a joint investment platform of Solar Power Fund and China Three Gorges Corporation focusing on overseas solar projects, from 2011 to 2013. From 2006 to 2011, Mr. Ye held various positions at Suntech Power Holdings Co., Ltd. (“Suntech”), including head of global sales. Prior to Suntech, Mr. Ye worked at Siemens Limited China for over eight years, serving in key sales roles in the company’s mobile communications division. Mr. Ye obtained his master’s degree in applied physics from Shanghai Jiao Tong University in 1999.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Press release dated July 1, 2015 announcing Mr. Roger Dejun Ye’s appointment as new chief executive officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a California Corporation

Dated: July 6, 2015	/s/ Amy Jing Liu
	Name:	Amy Jing Liu
	Title:	Chief Financial Officer

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